Where Food Comes From, Inc. 8-K

Exhibit 99.1

Where Food Comes From, Inc. Reports 2019 Third Quarter and Nine-Month Financial Results

CASTLE ROCK, Colorado – November 14, 2019 – Where Food Comes From, Inc. (WFCF) (OTCQB: WFCF), the most trusted resource for independent, third-party verification of food production practices in North America, today announced its 2019 third quarter and nine-month financial results.

“We’re very pleased with our financial performance,” said John Saunders, Chairman and CEO. “We achieved record results in revenue, net income and adjusted EBITDA in both our third quarter and nine-month period. In addition, we have generated $2.3 million in cash year to date, up 44% over a year ago, and closed the quarter with a cash, cash equivalents and investments balance of $3.7 million, up 86% over 2018 year-end. Our beef verification and related hardware businesses were the primary revenue drivers, benefitting from continued strong demand from customers seeking to qualify their beef products for export to China. We’re also seeing continued solid demand for other verifications over a range of commodities and believe our diverse solutions portfolio positions us for continued success. We are off to a good start in the fourth quarter and are looking forward to carrying our growth momentum into 2020.”

Third Quarter Results Revenue in the third quarter of 2019 increased 22% to $6.2 million from $5.1 million in the same quarter last year. Revenue mix included:

● Verification and certification services, up 22% to $4.8 million from $3.9 million.

● Product revenue, up 39% to $1.1 million from $783,000.

● Software license, maintenance, and support (including the impact of intercompany sales)*, up 38% to $287,000 from $209,000. Software license, maintenance and support revenue, exclusive of intercompany sales, was $227,000, up 9% from $209,000.

● Software-related consulting services (including the impact of intercompany sales)*, down 13% to $197,000 from $227,000. Software-related consulting services, exclusive of intercompany sales, was $160,000 down 29% from $227,000.

*(Under segment accounting rules, the Company must reflect the impact of intercompany sales in its software sales and consulting revenue segment. Intercompany sales include the provision by the Company’s SureHarvest subsidiary of software and services to Where Food Comes From, Inc. to support Company-wide technology initiatives not directly related to SureHarvest. For more information, refer to the Results of Operations section of the Company’s Form 10-Q.)

Gross profit in the third quarter (excluding the impact of intercompany sales) increased 16% year over year to $2.6 million from $2.2 million. Gross margin declined to 41.5% from 43.6% year over year.

Selling, general and administrative expense increased 8% in the third quarter to $2.0 million from $1.8 million in the same quarter last year due to higher headcount and increased public company costs.

Operating income increased 47% in the third quarter to $614,000 from $418,000 in the same quarter last year.

Net income attributable to Where Food Comes From, Inc. in the third quarter increased 43% to $541,000, or $0.02 per share, from net income of $377,000, or $0.02 per share, in the same quarter last year.

Adjusted EBITDA in the third quarter increased 18% to $1.0 million from $867,000 in the same quarter last year.

Nine-Month Results Total revenue in the nine-month period ended September 30, 2019, increased 14% to $15.1 million from $13.2 million in the prior year. Revenue mix included:

● Verification and certification services, up 11% to $11.3 million from $10.2 million.

● Product revenue, up 45% to $2.4 million from $1.6.

● Software license, maintenance, and support (including the impact of intercompany sales), up 28% to $969,000 from $759,000. Software license, maintenance and support revenue, exclusive of intercompany sales, was $822,000, up 8% from $759,000.

● Software-related consulting services (including the impact of intercompany sales), up 14% to $661,000 from $581,000. Software-related consulting services, exclusive of intercompany sales, was $577,000 down 1% from $581,000.

Gross profit through nine months (excluding the impact of intercompany sales) increased 6% to $6.3 million from $6.0 million. Gross margin was down year over year to 42.1% from 45.4% due largely to the impact of competitive pricing programs for volume ear tag purchasers as well as to assumption of additional fixed labor costs related to two acquisitions made in the second and third quarters of 2018.

Selling, general and administrative expense increased 6% year over year to $5.6 million from $5.3 million due primarily to increased headcount and public company expense, higher expense incurred in the first quarter of 2019 related to year-end audit services and staff training programs, and higher depreciation and amortization year over year.

Operating income increased 5% year over year to $717,000 from $686,000.

Net income attributable to Where Food Comes From, Inc. increased 29% year over year to $759,000, or $0.03 per share, from $590,000, or $0.02 per share, in the same period last year.

Adjusted EBITDA increased 6% year over year to $1.9 million from $1.8 million.

The Company generated $2.3 million in net cash from operations through the first nine months of 2019, up 44% from $1.6 million in the same period last year.

The cash, cash equivalents, and short- and long-term investments balance at September 30, 2019, increased 86% to $3.7 million from $2.0 million at 2018 year-end.

The Company had $3.5 million in working capital at September 30, 2019, up from $2.7 million at 2018 year-end.

Conference Call

The Company will conduct a conference call today at 10:00 a.m. Mountain Time.

Call-in numbers for the conference call:

Domestic Toll Free: 1-877-407-8289

International: 1-201-689-8341

Conference Code: 13696238

Phone replay:

A telephone replay of the conference call will be available through August 27, 2019, as follows:

Domestic Toll Free: 1-877-660-6853

International: 1-201-612-7415

Conference Code: 13696238

About Where Food Comes From, Inc.

Where Food Comes From, Inc. is America’s trusted resource for third party verification of food production practices.  Through proprietary technology and patented business processes, the Company supports more than 15,000 farmers, ranchers, vineyards, wineries, processors, retailers, distributors, trade associations, consumer brands and restaurants with a wide variety of value-added services. Through its IMI Global, International Certification Services, Validus Verification Services, SureHarvest, A Bee Organic and Sterling Solutions units, Where Food Comes From solutions are used to verify food claims, optimize production practices and enable food supply chains with analytics and data driven insights. In addition, the Company’s Where Food Comes From® retail and restaurant labeling program uses web-based customer education tools to connect consumers to the sources of the food they purchase, increasing meaningful consumer engagement for our clients.

*Note on non-GAAP Financial Measures

This press release and the accompanying tables include a discussion of EBITDA and Adjusted EBITDA, which are non-GAAP financial measures provided as a complement to the results provided in accordance with generally accepted accounting principles (“GAAP”). The term “EBITDA” refers to a financial measure that we define as earnings (net income or loss) plus or minus net interest plus taxes, depreciation and amortization. Adjusted EBITDA excludes from EBITDA stock-based compensation and, when appropriate, other items that management does not utilize in assessing WFCF’s operating performance (as further described in the attached financial schedules). None of these non-GAAP financial measures are recognized terms under GAAP and do not purport to be an alternative to net income as an indicator of operating performance or any other GAAP measure. We have reconciled Adjusted EBITDA to GAAP net income in the Consolidated Statements of Income table at the end of this release.  We intend to continue to provide these non-GAAP financial measures as part of our future earnings discussions and, therefore, the inclusion of these non-GAAP financial measures will provide consistency in our financial reporting.

CAUTIONARY STATEMENT

This news release contains “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, based on current expectations, estimates and projections that are subject to risk.  Forward-looking statements are inherently uncertain, and actual events could differ materially from the Company’s predictions.  Important factors that could cause actual events to vary from predictions include those discussed in our SEC filings.  Specifically, statements in this news release about industry leadership and demand for, and impact and efficacy of, the Company’s products and services on the marketplace; ability to continue posting positive financial results; expectations to extend the Company’s track record of profitable growth; and ability to continue introducing and advancing verification standards are forward-looking statements that are subject to a variety of factors, including availability of capital, personnel and other resources; competition; governmental regulation of the agricultural industry; the market for beef and other commodities; and other factors.  Financial results for the second quarter and six-month period are not necessarily indicative of future results.  Readers should not place undue reliance on these forward-looking statements.  The Company assumes no obligation to update its forward-looking statements to reflect new information or developments.  For a more extensive discussion of the Company’s business, please refer to the Company’s SEC filings at www.sec.gov.

Company Contacts:

John Saunders

Chief Executive Officer

303-895-3002

Jay Pfeiffer

Pfeiffer High Investor Relations, Inc.

303-880-9000

Where Food Comes From, Inc.

Statements of Income (unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2019	2018	2019	2018
Revenues:
Verification and certification service revenue	$4,759,383	$3,906,996	$11,314,318	$10,210,947
Product sales	1,086,272	783,303	2,362,663	1,633,509
Software license, maintenance and support services revenue	226,816	208,541	821,779	759,301
Software-related consulting service revenue	160,011	226,538	576,521	580,731
Total revenues	6,232,482	5,125,378	15,075,281	13,184,488
Costs of revenues:
Costs of verification and certification services	2,673,200	2,098,462	6,332,564	5,399,626
Costs of products	696,579	489,149	1,537,837	1,035,094
Costs of software license, maintenance and support services	153,452	183,942	469,065	489,887
Costs of software-related consulting services	122,224	117,303	394,660	280,310
Total costs of revenues	3,645,455	2,888,856	8,734,126	7,204,917
Gross profit	2,587,027	2,236,522	6,341,155	5,979,571
Selling, general and administrative expenses	1,973,032	1,819,019	5,624,559	5,293,961
Income from operations	613,995	417,503	716,596	685,610
Other expense (income):
Dividend income from Progressive Beef	(30,000)	(100,000)	(90,000)	(100,000)
Other income, net	(2,028)	(3,516)	(7,195)	(11,556)
Gain on sale of assets	—	—	(1,000)	—
Interest expense	2,459	1,361	7,648	3,755
Income before income taxes	643,564	519,658	807,143	793,411
Income tax expense	184,001	169,000	230,090	257,000
Net income	459,563	350,658	577,053	536,411
Net loss attributable to non-controlling interest	81,359	26,691	181,829	53,261
Net income attributable to Where Food Comes From, Inc.	$540,922	$377,349	$758,882	$589,672

Per share - net income attributable to Where Food Comes From, Inc.:
Basic	$0.02	$0.02	$0.03	$0.02
Diluted	$0.02	$0.02	$0.03	$0.02

Weighted average number of common shares outstanding:
Basic	24,791,534	24,900,919	24,879,556	24,756,262
Diluted	24,971,625	25,074,477	25,062,349	24,938,699

Where Food Comes From, Inc.

Calculation of Adjusted EBITDA*

(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2019	2018	2019	2018

Net income attributable to Where Food Comes From, Inc.	$540,922	$377,349	$758,882	$589,672
Adjustments to EBITDA:
Interest expense	2,459	1,361	7,648	3,755
Income tax expense	184,001	169,000	230,090	257,000
Depreciation and amortization	257,188	241,174	802,416	742,780
EBITDA*	984,570	788,884	1,799,036	1,593,207
Adjustments:
Stock-based compensation	36,672	45,218	128,470	125,239
Cost of acquisitions	—	33,083	—	97,067
ADJUSTED EBITDA*	$1,021,242	$867,185	$1,927,506	$1,815,513

*Use of Non-GAAP Financial Measures:  Non-GAAP results are presented only as a supplement to the financial statements and for use within management’s discussion and analysis based on U.S. generally accepted accounting principles (GAAP). The non-GAAP financial information is provided to enhance the reader’s understanding of the Company’s financial performance, but non-GAAP measures should not be considered in isolation or as a substitute for financial measures calculated in accordance with GAAP. Reconciliations of the most directly comparable GAAP measures to non-GAAP measures are provided herein.

All of the items included in the reconciliation from net income to EBITDA and from EBITDA to Adjusted EBITDA are either (i) non-cash items (e.g., depreciation, amortization of purchased intangibles, stock-based compensation, etc.) or (ii) items that management does not consider to be useful in assessing the Company’s ongoing operating performance (e.g., M&A costs, income taxes, gain on sale of investments, loss on disposal of assets, etc.). In the case of the non-cash items, management believes that investors can better assess the Company’s operating performance if the measures are presented without such items because, unlike cash expenses, these adjustments do not affect the Company’s ability to generate free cash flow or invest in its business.

We use, and we believe investors benefit from the presentation of, EBITDA and Adjusted EBITDA in evaluating our operating performance because it provides us and our investors with an additional tool to compare our operating performance on a consistent basis by removing the impact of certain items that management believes do not directly reflect our core operations. We believe that EBITDA is useful to investors and other external users of our financial statements in evaluating our operating performance because EBITDA is widely used by investors to measure a company’s operating performance without regard to items such as interest expense, taxes, and depreciation and amortization, which can vary substantially from company to company depending upon accounting methods and book value of assets, capital structure and the method by which assets were acquired.

Because not all companies use identical calculations, the Company’s presentation of non-GAAP financial measures may not be comparable to other similarly titled measures of other companies. However, these measures can still be useful in evaluating the Company’s performance against its peer companies because management believes the measures provide users with valuable insight into key components of GAAP financial disclosures.

Where Food Comes From, Inc.

Balance Sheets

	September 30,	December 31,
	2019	2018
Assets	(Unaudited)
Current assets:
Cash and cash equivalents	$3,420,278	$1,482,391
Accounts receivable, net of allowance	2,972,579	2,205,162
Short-term investments in certificates of deposit	256,802	245,597
Prepaid expenses and other current assets	205,841	439,424
Total current assets	6,855,500	4,372,574
Property and equipment, net	1,569,480	1,675,472
Right-of-use assets	3,331,344	—
Long-term investments in certificates of deposit	—	252,999
Investment in Progressive Beef	991,115	991,115
Intangible and other assets, net	3,397,797	3,852,121
Goodwill	3,143,734	3,143,734
Deferred tax assets, net	248,923	175,923
Total assets	$19,537,893	$14,463,938

Liabilities and Equity
Current liabilities:
Accounts payable	$1,014,904	$533,925
Accrued expenses and other current liabilities	1,133,594	492,601
Deferred revenue	951,826	654,872
Current portion of notes payable	10,689	10,173
Current portion of finance lease obligations	8,054	11,309
Current portion of operating lease obligations	232,903	—
Total current liabilities	3,351,970	1,702,880
Notes payable, net of current portion	24,966	32,220
Finance lease obligations, net of current portion	23,798	32,747
Operating lease obligation, net of current portion	3,588,040	—
Deferred rent liability	—	119,187
Lease incentive obligation	—	362,088
Total liabilities	6,988,774	2,249,122

Commitments and contingencies

Contingently redeemable non-controlling interest	1,267,178	1,449,007

Equity:
Preferred stock, $0.001 par value; 5,000,000 shares authorized; none issued or outstanding	—	—
Common stock, $0.001 par value; 95,000,000 shares authorized; 25,498,115 (2019) and 25,473,115 (2018) shares issued, and 24,784,625 (2019) and 24,968,256 (2018) shares outstanding	25,498	25,473
Additional paid-in-capital	11,159,709	11,031,264
Treasury stock of 713,490 (2019) and 504,859 (2018) shares	(1,480,281)	(1,109,061)
Retained earnings	1,577,015	818,133
Total equity	11,281,941	10,765,809
Total liabilities and stockholders’ equity	$19,537,893	$14,463,938